UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2012 (December 21, 2012)
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 514-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

Mylan Inc. (the “Company”) entered into an indenture, dated as of December 21, 2012 (the “Indenture”), among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee, which governs the terms of the Company's $750 million 3.125% Senior Notes due 2023 (the “Notes”).

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are the Company's senior unsecured obligations and are guaranteed on a senior unsecured basis by certain of the Company's domestic subsidiaries.

The Notes bear interest at a rate of 3.125% per annum, accruing from December 21, 2012. Interest on the Notes is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2013. The Notes will mature on January 15, 2023, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

The Company may redeem some or all of the Notes prior to maturity at a price equal to the greater of (i) 100% of the aggregate principal amount of any Notes being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, not including unpaid interest accrued to, but excluding, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus an applicable make-whole premium set forth in the Indenture, plus, in each case, unpaid interest on the Notes being redeemed accrued to the redemption date. If the Company experiences certain change of control events, it must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture contains covenants that, among other things, restrict the Company's ability and the ability of certain of its subsidiaries to enter into sale and leaseback transactions, create liens and consolidate, merge or sell substantially all of the Company's assets.

The Company intends to use the net proceeds of the offering of the Notes to repay amounts borrowed under its revolving facility and accounts receivable securitization facility, including borrowings used to fund the Company's repurchase of up to $500 million of its common stock in the open market and through other methods, as the Company announced on November 20, 2012. The Company expects to use any incremental proceeds from the offering of the Notes for general corporate purposes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 hereto, and the Notes, the form of which is contained in Exhibit 4.1, all of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 with respect to the Notes is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 21, 2012, among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee.
4.2	Form of 3.125% Senior Notes due 2023 (included in Exhibit 4.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: December 21, 2012	By: /s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 21, 2012, among the Company, the guarantors named therein and The Bank of New York Mellon, as trustee.
4.2	Form of 3.125% Senior Notes due 2023 (included in Exhibit 4.1).